                                                                     EXHIBIT 3.4




                           FIFTH AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                                  MEDIACOM LLC

                        EFFECTIVE AS OF FEBRUARY 9, 2000

                           FIFTH AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF

                                  MEDIACOM LLC

     THIS FIFTH AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement"), effective as of February 9, 2000 (the "Effective Date"), is made by the owner of 100% of the Membership Interests of Mediacom LLC, a New York limited liability company (the "Company").

                                    RECITALS
                                    --------

     WHEREAS, the Company was established as a limited liability company pursuant to an operating agreement dated as of July 17, 1995 (the "Original Operating Agreement"). Thereafter, the Original Operating Agreement was: amended and restated in its entirety as the Amended and Restated Operating Agreement of Mediacom LLC dated as of March 12, 1996 (the "Initial Amended and Restated Operating Agreement"); further amended and restated in its entirety as of March 31, 1997, and thereafter amended as of June 16, 1997 (the "Second Amended and Restated Operating Agreement"); further amended and restated in its entirety as of January 23, 1998 (the "Third Amended and Restated Operating Agreement"); and further amended and restated in its entirety as of November 19, 1999 (the "Fourth Amended and Restated Operating Agreement"); and

     WHEREAS, following the Fourth Amended and Restated Operating Agreement, certain transactions (the "Mediacom IPO Transactions") were entered into pursuant to which: (i) the Company caused to be formed Mediacom Communications Corporation, a Delaware corporation (the "Corporation"); (ii) the Corporation engaged in an initial public offering of its Class A common stock ("Class A Shares"); and (iii) contemporaneously therewith, the Corporation became the sole Member of the Company by acquiring all of the Membership Interests of the Company from each of the Company's Members in exchange for Class A Shares, shares of Class B common stock of the Corporation ("Class B Shares") and warrants to acquire Class B Shares ("IPO Warrants"); and

     WHEREAS, as a result of the Mediacom IPO Transactions, the sole member of the Company desires to amend and restate in its entirety the Fourth Amended and Restated Operating Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

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                                    ARTICLE I
                            DEFINITIONS; DEFAULT RULE
                            -------------------------

     SECTION 1.1 DEFINED TERMS. The following terms shall have the meanings set forth below when used in this Agreement with initial capital letters:

     "ACT" or "THE NEW YORK LIMITED LIABILITY COMPANY ACT" shall mean the New York Limited Liability Company Act, as the same may be amended from time to time.

     "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.

     "AGREEMENT" shall mean this Agreement as it may be amended in writing from time to time; and the terms "HEREOF," "HERETO," "HEREBY" and "HEREUNDER," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires,

     "AVAILABLE CASH" shall mean the cash funds of the Company on hand from time to time (other than cash funds obtained as Capital Contributions or cash funds obtained from loans to the Company) after (i) payment of all operating expenses of the Company as of such time, (ii) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, (iii) provision for a reasonable working capital reserve (including payment of anticipated capital expenditures) and (iv) provision for a reasonable reserve for claims against and debts and other obligations of the Company, the amounts of all of which shall be determined by the Managing Member.

     "BUSINESS" shall mean the activities of acquiring, owning, selling, investing in, developing, designing, constructing, managing, operating, servicing, administering and/or maintaining, directly or indirectly, by or through one or more Subsidiaries, one or more CATV Systems and/or related businesses ancillary thereto (including, but not limited to, high-speed data service, Internet access, telephony services, and other telecommunications and telephony-related investments or businesses, and video wireless services and wireless communication services and other wireless-related investments or business) and/or one or more other businesses of the type and character now or hereafter conducted or engaged in by cable television operators generally.

     "CAPITAL ACCOUNT" shall mean the individual accounts established and maintained for Members pursuant to Section 3.3 hereof.

     "CAPITAL CONTRIBUTION" shall mean the total value of cash and property (net of liabilities assumed by the Company or to which the property is subject) contributed to the Company by or on behalf of any Member.

     "CATV SYSTEM" shall mean any cable distribution system that receives broadcast signals by antennae, microwave transmission, satellite transmission or other device and amplifies and distributes such signals via cable.

     "CERTIFICATE OF FORMATION" shall mean the Certificate of Formation of the Company filed with the Secretary of State, as the same may be amended from time to time.

     "CLAIMS" shall have the meaning set forth in Section 8.2 of this Agreement.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

     "COMPANY" shall mean "Mediacom LLC," a New York limited liability company.

     "CONSENT" shall mean the consent, approval, ratification or adoption by a Person of any action, determination or decision. The Consent of the Members shall mean and require the Consent of Members owning all of the Membership Interests.

     "CONTRACT" shall mean any contract, lease, license, easement, servitude, right-of-way, mortgage, security interest, bond, note or other agreement or instrument which creates legally enforceable rights or obligations.

     "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "DEBT COVENANT" shall mean any provision of any Contract to which the Company is a party, or by which its assets are bound, which imposes one or more restrictions on the financial activities or transactions of the Company, including, but not limited to, the disbursement or other transfer of money or property to Members.

     "DEFAULT RULE" shall mean a rule stated in the Act that (a) structures, defines, or regulates the finances, governance, operations, or other aspects of a limited liability company organized under the Act and (b) applies except to the extent it is negated or modified through the provisions of a limited liability company's certificate of formation or operating agreement.

     "DISSOLUTION EVENT" shall have the meaning set forth in section 7.1 hereof.

     "EFFECTIVE DATE" shall mean February 9, 2000.

     "ENTITY" shall mean any association, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint stock association, joint venture, firm, trust, employee benefit plan, syndicate, business trust or cooperative, or any other enterprise of any nature, foreign or domestic, through which associates join together for the conduct of business or investment.

     "INDEMNIFIED PERSONS" shall mean the Members, the Managing Member and the Tax Matters Partner, and their respective officers, directors, employees, agents, stockholders, members and Affiliates, and any person who serves at the request of the Managing Member on behalf of the Company as a partner, member, officer, director, employee or agent of any other Person; PROVIDED that for purposes of this definition, an "agent" who or which is an independent agent shall be an Indemnified Person only to the extent that the Company or the Managing Member has a legal or contractual obligation to indemnify such agent, it being understood that this Agreement is not intended to create any such obligation, and that any indemnification of an independent agent shall be subject to and limited by the terms of such legal or contractual obligation.

     "LIQUIDATOR" shall have the meaning set forth in Section 7.4 hereof.

     "MANAGING MEMBER" shall mean the Person who, with respect to the affairs and activities of the Company, shall have and possess, except as otherwise expressly provided in this Agreement, all rights, powers, obligations and authority of a managing member of a limited liability company under the Act, subject to any restrictions and limitations imposed thereon by the Act or this Agreement. Without limiting the generality of the foregoing, the Managing Member shall have all rights, powers and authority to act for and legally bind the Company as provided by Article IV of this Agreement and under applicable provisions of the Act. The sole Managing Member shall be Mediacom Communications Corporation.

     "MEDIACOM COMMUNICATIONS CORPORATION" shall mean Mediacom Communications Corporation, a Delaware corporation.

     "MEDIACOM LLC" shall mean Mediacom LLC, a New York limited liability company.

     "MEMBER" means any individual or Entity owning and holding a Membership Interest. All owners and holders of Membership Interests are collectively referred to as "MEMBERS."

     "MEMBERSHIP INTEREST" shall mean the entire ownership interest of a Member in the Company at any particular time, expressed as a percentage, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement and the Act.

     "NET PROFITS" or "NET LOSSES" means the income or loss of the Company for "book" or "capital account" purposes under Treasury Regulations Section 1.704-1(b)(2)(iv).

     "NON-MANAGING MEMBER" shall mean any Member other than the Managing Member.

     "PERSON" shall mean any individual or Entity.

     "PRINCIPAL OFFICE" shall mean the principal place of business of the Company as may be established pursuant to Section 2.5 hereof.

     "SECRETARY OF STATE" shall mean the Secretary of State of the State of New York.

     "SUBSIDIARY" shall mean any Entity Controlled by the Company.

     "TAXABLE INCOME" shall mean, with respect to each fiscal year of the Company, the sum of (i) the amount by which the ordinary income of the Company exceeds its ordinary loss, and (ii) the amount by which the capital gain of the Company exceeds the sum of (A) its capital loss and (B) the excess of its ordinary loss over its ordinary income.

     "TRANSFER" or "TRANSFERRED" shall mean to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, encumber, or transfer, or permit to be disposed of, encumbered, or transferred.

     "TREASURY REGULATIONS" shall mean the regulations promulgated by the Internal Revenue Service under the Code, as the same from time to time may be amended.

     SECTION 1.2 RELATIONSHIP OF AGREEMENT TO DEFAULT RULES. Regardless whether this Agreement specifically refers to a particular Default Rule: (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly; and
(b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule shall be modified or negated accordingly.

     SECTION 1.3 RELATIONSHIP OF AGREEMENT OF CERTIFICATE OF FORMATION. If a provision of this Agreement differs from a provision of the Certificate of Formation, this Agreement shall govern to the extent allowed by law.

                                   ARTICLE II
                                  ORGANIZATION
                                  ------------

     SECTION 2.1 FORMATION. One or more Persons has acted as an organizer to form a limited liability company under the Act by filing with the Secretary of State a Certificate of Formation for the Company. The filing of the Certificate of Formation of the Company and the terms thereof are hereby ratified, adopted, approved and Consented to by the Members.

     SECTION 2.2 NAME. The Company's business, activities and affairs shall be conducted and administered under the name of the Company as set forth in the definition of the Company in Section 1.1 until such time as the Managing Member shall hereafter determine a different name and file an amendment to the Certificate of Formation in accordance with the Act designating such different name as the name of the Company.

     SECTION 2.3 PURPOSE. The Company has been formed for any lawful purpose or purposes under the Act. The initial purpose of the Company shall be to engage in and conduct the Business and to do all things incidental thereto. The Company shall possess and shall be empowered to do all lawful acts and things that the Managing Member may deem necessary, advisable, convenient, incidental to or otherwise proper and appropriate for the furtherance and accomplishment of the purposes of the Company.

     SECTION 2.4 TERM. The term of the Company commenced on the date of the filing of the Certificate of Formation with the Secretary of State and shall continue until the expiration date, if any, set forth in such Certificate unless sooner terminated in accordance with the provisions of this Agreement or by operation of law.

     SECTION 2.5 PRINCIPAL OFFICE. The principal office of the Company shall be 100 Crystal Run Road, Middletown, New York 10941. The Company may establish such other place(s) of business as the Managing Member may, from time to time, deem necessary, convenient, advisable or otherwise appropriate.

     SECTION 2.5 REGISTERED AGENT AND REGISTERED OFFICE. The registered agent and registered office of the Company shall be as designated in the Certificate of Formation. The registered office and registered agent may be changed from time to time by the Managing Member filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State as provided in the Act.

     SECTION 2.6 FOREIGN QUALIFICATION. Prior to the Company conducting business in any jurisdiction other than the State of New York, the Managing Member shall cause the Company to comply, to the extent procedures are available, with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

                                   ARTICLE III
                                     MEMBERS
                                     -------

     SECTION 3.1 MEMBERSHIP INTERESTS. As of the Effective Date, the Membership Interests in the Company are owned and held as follows:


                                                            Membership Interest
             Member                Membership Units         Percentage Ownership
             ------                ----------------         --------------------

  Mediacom Communications
    Corporation                        1,225,000                    100%


     SECTION 3.2 CAPITAL CONTRIBUTIONS. No Member shall be obligated to make any contributions to the capital of the Company.

     SECTION 3.3 CAPITAL AND CAPITAL ACCOUNTS.

          (a) An individual capital account (the "Capital Account") shall be established and maintained on behalf of each Member in accordance with federal income tax accounting principles and Treasury Regulation Section 1.704-1(b).

          (b) Except as may be determined by the Managing Member and approved by the Consent of the Members, no Member shall be required to make any Capital Contributions to the Company. The Capital Account of any Member who makes a Capital Contribution shall be credited for the amount of such Capital Contribution, but no such Member shall receive an increased Membership Interest in the Company for making any Capital Contribution unless Consented to by the Managing Member.

          (c) No interest shall be paid on any Capital Contribution or on a Member's balance in its Capital Account.

          (d) Loans or services by any Member to the Company shall not be considered contributions to the capital of the Company.

          (e) No Member shall have the right to withdraw its Capital Contribution or to demand and receive property of the Company or any distribution in return for its Capital Contribution, except as may be specifically provided in this Agreement or required by law.

          (f) Except as may be required by the Act, no Member shall have any liability or obligation to the Company or to another Member to restore a negative or deficit balance in such Member's Capital Account.

          (g) The Company shall increase or decrease the Capital Accounts of all Members to reflect a revaluation of Company assets in accordance with, and upon the happening of such events as described in, Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

     SECTION 3.4 LIMITATION ON LIABILITY. No Member shall be liable under a judgment, decree, or order of a court, or in any other manner, for a debt, obligation or liability of the Company, except as provided by law. No Member shall make or be required to make a loan of funds to the Company, except that a Member may make a loan to the Company with the written Consent of, and on such terms as are determined by, the Managing Member.

     SECTION 3.5 NO INDIVIDUAL AUTHORITY. No Member shall have any authority to act for, or to undertake or assume any obligation, debt, duty or responsibility on behalf of, any other Member or the Company.

     SECTION 3.6 NO MEMBER RESPONSIBLE FOR OTHER MEMBER'S COMMITMENT. In the event any Member has incurred any indebtedness or obligation prior to the date of formation of the Company that relates to or otherwise affects the Company, neither the Company nor any other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation unless such indebtedness or obligation is expressly assumed in writing by the Company and Consented to by the Managing Member. Furthermore, neither the Company nor any Member shall be responsible or liable for any indebtedness or obligation that is hereafter incurred by any other Member except as expressly provided in this Agreement. In the event that a Member, whether prior to or after the effective date of this Agreement, incurs (or has incurred) any debt or obligation for which neither the Company nor any other Member has any responsibility or liability, the liable Member shall indemnify and hold harmless the Company and the other Members from and against any liability or obligation they may incur in respect thereof.

     SECTION 3.7 TRANSFER OF MEMBERSHIP INTERESTS. No Member may Transfer all or any part of its Membership Interest except upon the Consent of the Managing Member.

                                   ARTICLE IV
                                   MANAGEMENT
                                   ----------

     SECTION 4.1 MANAGEMENT. The overall management, operation and control of the business, activities and affairs of the Company shall be vested exclusively in the Managing Member, Mediacom Communications Corporation. In the event the Managing Member is unable or unwilling to serve in such capacity, a replacement and successor shall be chosen and appointed by Consent of the Members.

     SECTION 4.2 POWERS. The Managing Member shall have all of the rights, powers and authority of a managing member of a limited liability company under the Act and otherwise as provided by law. Except as otherwise expressly provided in this Agreement, the Managing Member is hereby vested with the full, exclusive and complete right, power, authority and discretion to manage, operate and control the activities and affairs of the Company and to make all decisions affecting the Company, as deemed necessary, advisable, convenient or otherwise appropriate by the Managing Member to carry on the Business and purposes of the Company. Without limiting the generality of the foregoing, the Members hereby expressly agree and Consent that the Managing Member may, on behalf of the Company, at any time, and without further notice to or Consent from any Non-Managing Member (except to the extent otherwise expressly provided in this Agreement), do or cause the company to do each of the following:

          (a) own, sell, assign, mortgage, license or lease, any real or personal property, tangible or intangible;

          (b) acquire by purchase, license, lease, or otherwise, any real or personal property, tangible or intangible;

          (c) sell, trade, exchange or otherwise dispose of Company assets in the ordinary course of the Company's business;

          (d) supervise the management of the Company and provide or arrange for managerial services or assistance to be provided to the Company;

          (e) appoint, employ and dismiss from employment any and all officers, employees, attorneys, accountants, consultants and other agents of the Company;

          (f) incur   expenditures  for,  and   pay  all  expenses,   debts  and
obligations of, the Company;

          (g) open, maintain and close bank accounts of the Company and draw checks or other orders for the payment of money thereon;

          (h) borrow money, and extend or obtain credit, for and on behalf of the Company;

          (i) except as otherwise expressly provided in this Agreement, enter into, execute, amend, supplement, acknowledge and deliver any and all Contracts or other instruments or documents as that the Managing Member shall determine to be necessary, advisable, convenient or otherwise appropriate in furtherance of the Business or purposes of the Company;

          (j) purchase at the expense of the Company liability and other insurance to protect the Company's properties, business and employees and to protect the Managing Member, Members, and any Affiliate, officer, director or employee of any of the foregoing;

          (k) sue, prosecute, settle or compromise all claims against third parties and compromise, settle or accept judgment in respect of claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

          (l) act as the Tax Matters Partner of the Company and exercise any authority permitted the Tax Matters Partner under the Code and Treasury Regulations, and take whatever steps such Tax Matters Partner, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms and documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations;

          (m) execute any and all other instruments and documents which may be necessary or, in the opinion of the Managing Member, desirable or convenient to carry out the intent and purpose of this Agreement, including, but not limited to, documents whose operation and effect extend beyond the term of the Company;

          (n) form one or more Subsidiaries of the Company to acquire properties, operate and conduct all or any portion of the Business and engage in any and all activities authorized hereunder; and

          (o) take any other lawful action that the Managing Member, in its sole discretion, considers necessary, convenient or advisable in connection with the Business, purposes and activities of the Company.

     SECTION 4.3 COMPENSATION. The Managing Member shall serve in such capacity without compensation; it being understood, however, that the Managing Member shall be entitled to reimbursement from the Company for all costs and expenses incurred by the Managing Member in performing its duties hereunder.

     SECTION 4.4 RELIANCE BY THIRD PARTIES. Third parties dealing with the Company may rely conclusively upon any certificate of the Managing Member to the effect that it is acting on behalf of the Company. The signature of the Managing Member shall be sufficient to bind the Company in every manner to any and all Contracts, instruments and other documents drawn or entered into in connection with the Business or purposes of the Company.

     SECTION 4.5 DELEGATION OF DUTIES. The Managing Member may delegate to any Person any of the duties, powers and authority vested in it hereunder on such terms and conditions as the Managing Member may consider appropriate. Any Person so appointed shall be subject to removal at any time at the discretion of the Managing Member, and shall report to and consult with the Managing Member at such times and in such manner as the Managing Member may direct.

     SECTION 4.6 EXISTING MANAGEMENT AGREEMENTS. Any and all Contracts (the "Prior Management Agreements") between Mediacom Management Corporation, a Delaware corporation, and the Company or any of its Subsidiaries providing for Mediacom Management Corporation to render managerial services to the Company and/or any of its Subsidiaries are terminated and cancelled as of the Effecti"e Date.

     SECTION 4.6 CONTRACTS WITH AFFILIATES. The Managing Member is authorized to cause the Company and any of its Subsidiaries to enter into Contracts with Affiliates of the Company or the Managing Member in respect of property, services, or credit in the ordinary course of business, but only if the terms thereof are economically comparable to, and no less advantageous to the Company than, terms available from a Person not an Affiliate with respect to a comparable transaction. Without limiting the generality of the foregoing, the Managing Member is authorized to cause the Company and any of its Subsidiaries to enter into one or more Contracts with the Managing Member pursuant to which the Managing Member will render management services to the Company or any of its Subsidiaries, as the case may be, upon terms that are comparable to the terms contained in the Prior Management Agreements between Mediacom Management Corporation and Affiliates of the Company concerning such services.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS
                          -----------------------------

     SECTION 5.1 ALLOCATION OF NET PROFITS OR NET LOSSES.

     (a) Except as otherwise expressly provided in this Article V, and subject to the provisions of Section 704(c) of the Code, Net Profits or Net Losses of the Company shall be allocated to the Members pro rata in accordance with their respective Membership Interests.

     (b) No allocation of Net Losses or other item of loss or deduction shall be made to a Member if it is determined that such allocation will cause the Member's Capital Account to have a deficit balance in excess of any amount such Member is obligated to restore within the meaning of Treasury Regulations Sections 1.704-l(b) and 1.704-2, after taking into account the adjustments described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     SECTION 5.2 DISTRIBUTIONS. Subject to any Debt Covenant(s) to which the Company at the time may be bound, the Company shall distribute to all of the Members, in proportion to their respective Membership Interests, all or any portion of its Available Cash at such times and in such amounts as shall be determined by the Managing Member.

                                   ARTICLE VI
                             ACCOUNTING AND RECORDS
                             ----------------------

     SECTION 6.1 RECORDS AND ACCOUNTING; FISCAL YEAR. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with Generally Accepted Accounting Principles, consistently applied. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

     SECTION 6.2 ACCESS TO RECORDS. All books and records of the Company shall be maintained at the Principal Office of the Company and each Member, and its duly authorized representative, shall have access to such records at such office and the right to inspect and copy them at reasonable times.

     SECTION 6.3 ACCOUNTING DECISIONS. Except as otherwise specifically set forth herein, all decisions concerning accounting matters relating to the Company shall be made by the Managing Member. The Managing Member may rely upon the advice of the Company's accountants in making such decisions.

     SECTION 6.4 TAX DECISIONS. Except as otherwise specifically set forth herein, all decisions concerning tax elections and other tax matters relating to the Company shall be made by the Managing Member. The Managing Member may rely upon the advice of the Company's accountants and other tax advisors in making such decisions.

                                   ARTICLE VII
                                   DISSOLUTION
                                   -----------

     SECTION 7.1 DISSOLUTION. The Company shall be dissolved upon the happening of any of the following events (each, a "Dissolution Event"):

          (a) the expiration of the period fixed for the duration of the Company in its Certificate of Formation;

          (b) the Consent of the Members;

          (c) the occurrence of an event described in the Act regarding bankruptcy or insolvency of any Member; or

          (d) the entry of a decree of judicial dissolution under the Act.

     SECTION 7.2 VOLUNTARY WITHDRAWAL. Except as expressly permitted in this Agreement, no Member shall voluntarily withdraw or take any other voluntary action which, directly or indirectly, would cause a Dissolution Event.

     SECTION 7.3 EFFECT OF DISSOLUTION. Except as permitted by the Act, upon dissolution the Company shall cease to carry on its business, shall wind-up its affairs and shall terminate its existence as provided in this Agreement and the Act.

     SECTION 7.4 WINDING UP; LIQUIDATION. Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the previous accounting until the date of the Dissolution Event, and the Managing Member shall appoint a liquidator (the "Liquidator") to liquidate and wind up the affairs of the Company. The Liquidator shall sell or otherwise liquidate all of the Company's assets as promptly as practicable and allocate any profit or loss resulting from sales of Company assets to the Members in accordance with this Agreement.

     SECTION 7.5 DISTRIBUTION OF ASSETS. The Liquidator shall distribute all proceeds from liquidation in the following order of priority:

               (a) first, to the payment of all expenses of liquidation and all debts and liabilities of the Company (including liabilities to Members who are creditors of the Company to the extent permitted by law);

               (b) second, to the setting up of such reserves as the Liquidator may deem reasonably necessary for any contingent liabilities of the Company; and

               (c) third, PRO RATA to the Members in accordance with the positive balances in their Capital Accounts (as determined after taking into account adjustments required under Treasury Regulation Section 1.704-1
(b)(2)(ii)(b)(2)).

     SECTION 7.6 DEFICIT CAPITAL ACCOUNTS. Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the year in which the liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

     SECTION 7.7 TERMINATION. Upon completion of the winding up, liquidation and distribution of assets, the Company shall be deemed terminated and the Liquidator shall file a Certificate of Cancellation with the Secretary of State and take such other actions as may be necessary to terminate the Company.

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

     SECTION 8.1 EXCULPATORY PROVISIONS. No Indemnified Person shall be liable, directly or indirectly, to the Company or to any other Member for any act or omission in relation to the Company or this Agreement taken or omitted by such Indemnified Person in good faith, PROVIDED that such act or omission does not constitute gross negligence, fraud or willful violation of the law or this Agreement.

     SECTION 8.2 INDEMNIFICATION OF MEMBERS. The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless each Indemnified Person against all claims, liabilities and expenses of whatsoever nature ("CLAIMS") relating to activities undertaken in connection with the Company, including but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel, accountants' and experts' and other fees, costs and expenses reasonably incurred in connection with the investigation, defense or disposition (including by settlement) of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person, PROVIDED that no indemnity shall be payable hereunder against any liability incurred by such Indemnified Person by reason of such Indemnified Person's gross negligence, fraud or willful violation of law or this Agreement or with respect to any matter as to which such Indemnified Person shall have been adjudicated not to have acted in good faith.

     SECTION 8.3 ADVANCE OF EXPENSES. Expenses incurred by an Indemnified Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified by the Company.

     SECTION 8.4 CONTROL OF CLAIM. The Company shall have the right to select counsel (provided such counsel is reasonably satisfactory to the Indemnified Person) and to control the defense of any action giving rise to a Claim, PROVIDED that an Indemnified Person may nevertheless employ counsel to represent and defend it, but the Company will not be required to pay the fees and disbursements of more than one counsel in any jurisdiction in any proceeding (unless by reason of potential conflicts of interest, representation by more than one counsel is necessary). The right of the Company to control the defense of any action shall not include the right to enter into a settlement with respect to such action, unless such settlement is for money damages only (and the Company first posts a bond or other security satisfactory to the Indemnified Person sufficient to cover the full amount of the proposed settlement).

     SECTION 8.5 NON-EXCLUSIVITY. The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives.

     SECTION 8.6 SATISFACTION FROM COMPANY ASSETS. All judgments against the Company or an Indemnified Person, in respect of which such Indemnified Person is entitled to indemnification, shall first be satisfied from Company assets before the Indemnified Person is responsible therefor.

     SECTION 8.7 NOTICES OF CLAIMS. Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding or threatened action or proceeding involving a Claim, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Company and each other Member of the commencement of such action, PROVIDED that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Company of its obligations under this Article except to the extent that the Company is actually prejudiced by such failure to give notice. Each such Indemnified Person shall keep the Company and each other Member apprised of the progress of any such proceeding.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

     SECTION 9.1 NOTICES. Any notice to be given or to be served upon the Company or any Member in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the Principal Office, in the case of notice to the Company, or to the last known address of the Member as reflected in the records of the Company. Any Member or the Company may, at any time by giving five (5) days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

     SECTION 9.2 COMPLETE AGREEMENT. This Agreement, the Certificate of Formation and the Act constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter hereof. This Agreement and the Certificate of Formation supersede any and all prior written and oral statements, agreements and understandings between the Members concerning the subject matter of this agreement, including, without limitation, all of the terms contained in the Fourth Amended and Restated Operating Agreement, and no term, statement, agreement or understanding not contained in this Agreement shall be binding on any Member or the Company or have any force or effect whatsoever.

     SECTION 9.3 AMENDMENTS. This Agreement may be amended only by written Consent of the Members.

     SECTION 9.4 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the Members and the Company, and their respective successors and assigns.

     SECTION 9.5 NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the Members and the Managing Member and their respective successors and assigns, and no other person will have any right, interest, or claim hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     SECTION 9.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision shall be fully severable, this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

     SECTION 9.7 MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

     SECTION 9.8 ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions. and conditions of this Agreement and the transactions contemplated hereby.

     SECTION 9.9 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     SECTION 9.10 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, interpreted, and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

     IN WITNESS WHEREOF, the sole Member and Manager Member of Mediacom LLC has execute this Agreement effective as of the date set forth above.


                                 SOLE MEMBER AND MANAGING MEMBER
                                 MEDIACOM COMMUNICATIONS CORPORATION
                                           (a Delaware corporation)

                                 By:    /s/_______________________________
                                 Name:  Rocco B. Commisso
                                 Title: Chairman and Chief Executive Officer




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